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EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-37117 and 333-43234 on Form S-3 and Registration Statement No. 333-43236 on Form S-4 of Science Applications International Corporation of our report dated March 22, 2001, appearing in this Annual Report on Form 10-K/A of Science Applications International Corporation for the year ended January 31, 2001.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
October 15, 2001

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INDEPENDENT AUDITORS' CONSENT